UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2011

CHINA YIDA HOLDING, CO.
(Exact name of registrant as specified in its charter)

Delaware	000-26777	50-0027826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28/F Yifa Building
No. 111 Wusi Road
Fuzhou, Fujian, P. R. China
 (Address of principal executive offices) (Zip Code)

(+86) 591-28308388
Registrant’s telephone number, including area code:

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On November 5, 2011, Mr. George Wung submitted a letter of resignation resigning from his position as our Chief Financial Officer. The resignation will be effective as of December 31, 2011. Mr. Wung did not hold any positions on any committee of the Board of Directors. The resignation was the result of a personal decision and not the result of any disagreement with us on any matter relating to our operations, policies or practices. A copy of the letter of resignation that Mr. Wung provided is attached hereto as Exhibit 99.1.

On November 5, 2011, Mr. Wei Zhang submitted a letter of resignation resigning from his position as our Corporate Secretary and Vice President of Investor Relations. The resignation will be effective as of December 31, 2011. Mr. Zhang did not hold any positions on any committee of the Board of Directors. The resignation was the result of a personal decision and not the result of any disagreement with us on any matter relating to our operations, policies or practices. A copy of the letter of resignation that Mr. Wung provided is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits.
99.1	Resignation letter from George Wung, dated November 5, 2011
99.2	Resignation letter from Wei Zhang, dated November 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA YIDA HOLDING, CO.

By:	/s/ Minhua Chen
Name: Minhua Chen
Title: Chief Executive Officer

Dated: November 7, 2011